UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2024 (September 17, 2024)

OBLONG, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	001-35376 (Commission File Number)	77-0312442 (IRS Employer Identification No.)

110 16th Street, Suite 1400 - 1024
Denver, Colorado 80202
(Address of principal executive offices, zip code)

(213) 683-8863 ext. 5
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OBLG	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.     Unregistered Sales of Equity Securities.

To the extent required, the information pertaining to the issuance of shares of Common Stock, shares of Series F Preferred Stock and Common Warrants contained in Item 8.01 below, and Items 1.01 and 3.02 of our Current Report on Form 8-K filed with the SEC on April 3, 2023 are hereby incorporated by reference.

Item 8.01 Other Information

As reported on the Company’s Current Report on Form 8-K, filed on August 22, 2024, the Company filed an amendment to its certificate of incorporation that effected a reverse stock split of the Company's issued and outstanding shares of Common Stock by a ratio of 1-for-40, effective as of 5:00 PM Eastern Time on August 23, 2024. As a result of the reverse stock split, and the subsequent rounding up of any fractional shares to the nearest whole share, the Company had 862,612 shares of common stock outstanding and 545 shares of Series F Convertible Preferred Stock (“Series F Preferred Stock”) outstanding.

During the period from September 17, 2024 through September 19, 2024, the Company received approximately $593,000 in net proceeds (net of $52,000 in fees) from the exercise of 188,933 Common Warrants at an exercise price of $3.41438 in exchange for 188,933 shares of Common Stock. As of September 20, 2024, the Company had 1,051,545 shares of Common Stock outstanding and 545 shares of Series F Preferred Stock outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OBLONG, INC.

September 20, 2024	By:	/s/ Peter Holst
Peter Holst
President & CEO